Exhibit 10.10(ii)

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE (“First Amendment”) is entered into as of November 27, 2012 (the “Execution Date”) by and between KR 690 MIDDLEFIELD, LLC, a Delaware limited liability company (“Landlord”) and SYNOPSYS, INC., a Delaware corporation (“Tenant”), with reference to the following facts:

A.     690 E. MIDDLEFIELD ROAD FEE, LLC, a Delaware limited liability company (“Middlefield”) and Tenant entered into that certain 690 E. Middlefield Road Lease Agreement dated as of October 14, 2011 (the “Lease”).

B.     Pursuant to the Lease, Landlord leases to Tenant and Tenant leases from Landlord the property located at 690 E. Middlefield Road, Mountain View, CA, as more particularly described in the Lease.

C.     Landlord is the successor-in-interest to Middlefield’s interest in the Lease pursuant to that certain Assignment of Lease, dated May 9, 2012, between Landlord and Middlefield

D.     Landlord and Tenant desire to amend and modify the Work Letter attached to the Lease as Exhibit B (the “Work Letter”), as more particularly set forth below.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.     Incorporation of Recitals and Defined Terms.

(a)     Recitals A through D are hereby incorporated herein.

(b)     Capitalized terms which are not otherwise defined in this First Amendment shall have the meanings set forth in the Lease.

2.     Modifications to Lease. Notwithstanding anything in the Lease to the contrary, the reference to the date “September 30, 2012” set forth in the first line of Section 7(a) of the Work Letter is hereby deleted and is replaced with the date “April 30, 2013”.

3.     Entire Agreement; No Amendment.

(a)     This First Amendment shall supersede all prior written and oral agreements concerning the subject matter of this First Amendment.

(b)     This First Amendment cannot be changed orally, and no agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such agreement is in writing and is signed by authorized representatives of Landlord and Tenant.

4.     Brokers’ Commissions.

(a)     In connection with this First Amendment, Tenant acknowledges that it has not used the services of a broker or other real estate licensee. In the event of a claim for broker’s fee, finder’s fee, commission or other similar compensation in connection herewith based on a relationship with or through Tenant, Tenant hereby agrees to protect, defend and indemnify Landlord against and hold Landlord harmless from and against any and all damages, liabilities, costs, expenses and losses (including, without limitation, reasonable attorneys’ fees and costs) which Landlord may sustain or incur by reason of such claim.

(b)     In connection with this First Amendment, Landlord acknowledges that it has not used the services of a broker or other real estate licensee. In the event of a claim for broker’s fee, finder’s fee, commission or other similar compensation in connection herewith based on a relationship with or through Landlord, Landlord hereby agrees to protect, defend and indemnify Tenant against and hold Tenant harmless from and against any and all damages, liabilities, costs, expenses and losses (including, without limitation, reasonable attorneys’ fees and costs) which Tenant may sustain or incur by reason of such claim.

5.     Waiver. No failure or delay by a party to insist upon the strict performance of any term, condition or covenant of this First Amendment, or to exercise any right, power or remedy hereunder shall constitute a waiver of the same or any other term of this First Amendment or preclude such party from enforcing or exercising the same or any such other term, conditions, covenant, right, power or remedy at any later time.

6.     Authority. This First Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party’s behalf is authorized to do so and to bind such party to the terms of this First Amendment.

7.     California Law. This First Amendment shall be construed and governed by California law.

8.     Attorneys’ Fees and Costs. In the event of any action at law or in equity between the parties hereto to enforce any of the provisions hereof, any unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including reasonable attorneys’ fees (including costs and expenses incurred in connection with all appeals) incurred by the successful party, and these costs, expenses and attorneys’ fees may be included in and as part of the judgment. A successful party shall be any party who is entitled to recover its costs of suit, whether or not the suit proceeds to final judgment.

9.     Status of Lease. Except as amended hereby, the Lease is unchanged, and, as amended hereby, the Lease remains in full force and effect.

10.     Counterparts; PDF.

(a)     This First Amendment may be executed in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. This First Amendment shall be fully executed when each party whose signature is required has signed and delivered to each of the parties at least one counterpart, even though no single counterpart contains the signatures of all parties hereto.

(b)     This First Amendment may be executed in so-called “pdf” format and each party has the right to rely upon a pdf counterpart of this First Amendment to the same extent as if such party had received an original counterpart.

11.     Captions and Headings. The titles or headings of the various paragraphs hereof are intended solely for convenience of reference and are not intended and shall not be deemed to modify, explain or place any construction upon any of the provisions of this First Amendment.

IN WITNESS WHEREOF, Landlord and Tenant have entered into this First Amendment as of the Execution Date.

TENANT:		LANDLORD:

SYNOPSYS, INC., a Delaware corporation		KR 690 MIDDLEFIELD, LLC, a Delaware limited liability company

By:	/s/ Janet S Collinson	By:	Kilroy Realty, L.P.,
Name:	Janet S Collinson		a Delaware limited partnership,
Its:	SR. VP HR & Facilities		Its Sole Member

By:			By:	Kilroy Realty Corporation, a Maryland corporation,
Name:				Its General Partner
Its:
				By:	/s/ John T. Fucci
				Name:	John T. Fucci
				Its:	Sr. Vice President Asset Management

				By:	/s/ Mike L. Sanford
				Name:	Mike L. Sanford
				Its:	Senior Vice President Northern California